FOR IMMEDIATE RELEASE                                          www.quintiles.com

CONTACT: Pat Grebe, Media Relations (pgrebe@qrtp.quintiles.com) Greg Connors, Investor Relations (invest@quintiles.com)
                  (919) 998 2000

              QUINTILES TRANSNATIONAL REPORTS QUARTERLY NET REVENUE
       OF $458 MILLION, ACHIEVES PRE-ANNOUNCED ESTIMATE OF $0.27 PER SHARE

RESEARCH TRIANGLE PARK, N.C. - October 20, 1999 - Quintiles Transnational Corp. (Nasdaq: QTRN) today announced third quarter 1999 net revenue of $457.8 million, a 26.5% increase over net revenue of $362 million for third quarter 1998.

Net income increased 11.6% to $31.5 million versus $28.2 million for the 1998 third quarter, excluding transaction costs incurred in 1998 and 1999, and excluding amortization of certain acquired intangible asset costs incurred in 1998. Excluding these costs, diluted net income per share increased 6.2% to $0.27 versus $0.25 for the same period last year. Including these costs, net income was $31.2 million versus $22.0 million for the 1998 third quarter, a 41.8% increase, and diluted net income per share increased 34.9% to $0.27 versus $0.20 for the third quarter of 1998. Third quarter 1998 results were restated for acquisitions completed during 1999 that were accounted for as poolings of interests.

Net revenue for the nine months ended Sept. 30, 1999, increased 30.5% to $1.3 billion versus $1.0 billion for the same period in 1998. Net income for the nine months ended Sept. 30, 1999, increased 29.5% to $104.8 million versus $81.0 million for the same period 1998, excluding transaction and amortization of certain acquired intangible asset costs incurred in 1998 and 1999. Excluding these costs, diluted net income per share increased 24.2% to $0.91 versus $0.73 for the same period last year. Including these costs, net income for the nine months ended Sept. 30, 1999, was $75.0 million versus $63.6 million for the nine months ended Sept. 30, 1998, a 17.9% increase, and diluted net income per share increased 13.1% to $0.65 versus $0.57 for the same period in 1998. The 1998 results were restated for acquisitions completed during 1999 that were accounted for as poolings of interests.

"While we are disappointed about the break in our record of 22 consecutive quarters of meeting or exceeding analysts' consensus expectations, we are confident in our future growth opportunities," said Dennis Gillings, Ph.D., Chairman and Chief Executive Officer of Quintiles Transnational Corp. "This quarter we are especially pleased with the strong performance of our Commercialization group, particularly in North America."

In the third quarter, Quintiles continued to enlarge its worldwide outsourcing capabilities to pharmaceutical and biotechnology companies. Quintiles in July announced the acquisitions of New Jersey-based Medcom Inc., a leading provider of physician meetings and educational events to help pharmaceutical companies raise awareness of their products; and MediTrain, the



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Netherlands' leading multimedia pharmaceutical sales representative training company. Both Medcom and MediTrain are now a part of Quintiles' Innovex subsidiary, the world's leading provider of outsourced pharmaceutical commercialization services.

In addition, Quintiles also announced significant expansion and strengthening of its Internet-enabled services in both electronic transactions processing and healthcare informatics. Quintiles' subsidiary ENVOY Corporation, the leading provider of electronic healthcare transactions processing in the United States, announced significant expansions of its ENVOYnet(TM) system to conduct healthcare transactions over the Internet.

The third quarter also saw the launch and initial sales of Web MCO InSite(TM), an Internet-based managed care data and account management product for customers marketing to the managed care industry. Web MCO InSite(TM) is one of the new Web-based healthcare market information tools of SMG Marketing Group, a part of Quintiles Informatics.

Earlier this month, Quintiles announced the acquisition of Medicines Control Consultants Pty Ltd. (MCC), the leading South African pharmaceutical regulatory consulting group. The addition of MCC further strengthens Quintiles' full range of product development and commercialization services in South Africa.

Quintiles Transnational Corp. is the market leader in providing a full range of integrated product development and commercialization solutions to the pharmaceutical, biotechnology and medical device industries. Quintiles also is a leader in electronic transactions processing and informatics for the healthcare sector and provides healthcare policy consulting to governments and other organizations worldwide.

Headquartered near Research Triangle Park, North Carolina, Quintiles is a member of the Fortune 1000 and the Nasdaq-100 Index. With more than 20,000 employees worldwide and offices in 31 countries, Quintiles operates through specialized work groups dedicated to meeting customers' individual needs. Visit the Quintiles Transnational Web site at www.quintiles.com.

Information in this press release contains "forward-looking statements" about future results and operations. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, our ability to efficiently distribute backlog among therapeutic business units and match demand to resources, actual operating performance, the ability to operate successfully in new lines of business, the ability to maintain large client contracts or to enter into new contracts, the ability to operate successfully in new lines of business, the ability of the recently combined businesses to be integrated with Quintiles' current operations, and the actual costs of combining the businesses. Additional factors that could cause actual results to differ materially are discussed in the company's recent filings with the Securities and Exchange Commission, including but not limited to its S-3 and S-4 Registration Statements, its Annual Report on Form 10-K, its Form 8-Ks, and its other periodic reports, including Form 10-Qs.

                                      # # #


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PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME**
(Unaudited)

                                                      Three Months Ended September 30     Nine Months Ended September 30
                                                         1999                1998*           1999*               1998*
------------------------------------------------------------------------------------------------------------------------
In thousands, except per share data

Net revenue                                            457,827              362,035        1,327,554           1,017,540

Costs and expenses:
     Direct                                            239,448              186,432          684,372             524,923
     General and administrative                        147,867              112,822          414,359             316,514
     Depreciation and amortization                      25,726               18,361           71,356              53,202
-----------------------------------------------------------------------------------   ----------------------------------
Total costs and expenses                               413,041              317,615        1,170,087             894,639
-----------------------------------------------------------------------------------   ----------------------------------
Income from operations                                  44,786               44,420          157,467             122,901

Total other income (expense)                               806                 (168)           2,451                (723)
-----------------------------------------------------------------------------------   ----------------------------------

Income before income taxes                              45,592               44,252          159,918             122,178
Income taxes                                            14,132               16,057           55,116              41,220
-----------------------------------------------------------------------------------   ----------------------------------

Net income                                             $31,460              $28,195         $104,802             $80,958
-----------------------------------------------------------------------------------   ----------------------------------

Basic net income per share                               $0.27                $0.27            $0.93               $0.77

Diluted net income per share                             $0.27                $0.25            $0.91               $0.73
-----------------------------------------------------------------------------------   ----------------------------------


Shares used in computing net income per share
          Basic                                        114,907              105,071          112,994             104,510
          Diluted                                      116,764              111,117          115,306             110,663


* Restated to include ENVOY, Niehaus & Botha, SMG and Minerva which were acquired in 1999 in transactions accounted for as poolings of interests
** Excludes transactions costs. Also excludes amortization of certain acquired intangible assets of $3.7 million and $15.2 million for the nine months ended September 30, 1999 and 1998, respectively. As of March 31, 1999, these certain acquired intangible assets were fully amortized.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

                                                      Three Months Ended September 30     Nine Months Ended September 30
                                                        1999                1998*            1999*               1998*
------------------------------------------------------------------------------------------------------------------------
In thousands, except per share data

Net revenue                                            457,827             362,035       1,327,554           1,017,540

Costs and expenses:
     Direct                                            239,448             186,432         684,372             524,923
     General and administrative                        147,867             112,822         414,359             316,514
     Depreciation and amortization                      25,726              23,426          75,077              68,397
----------------------------------------------------------------------------------   ---------------------------------
Total costs and expenses                               413,041             322,680       1,173,808             909,834
----------------------------------------------------------------------------------   ---------------------------------
Income from operations                                  44,786              39,355         153,746             107,706

Transaction costs                                         (281)             (1,145)        (26,108)             (2,146)
Other income (expense)                                     806                (168)          2,451                (723)
----------------------------------------------------------------------------------   ---------------------------------
Total other income (expense)                               525              (1,313)        (23,657)             (2,869)
----------------------------------------------------------------------------------   ---------------------------------

Income before income taxes                              45,311              38,042         130,089             104,837
Income taxes                                            14,132              16,057          55,116              41,220
----------------------------------------------------------------------------------   ---------------------------------

Net income                                             $31,179             $21,985         $74,973             $63,617
----------------------------------------------------------------------------------   ---------------------------------

Basic net income per share                               $0.27               $0.21           $0.66               $0.61

Diluted net income per share                             $0.27               $0.20           $0.65               $0.57
----------------------------------------------------------------------------------   ---------------------------------


Shares used in computing net income per share
          Basic                                        114,907             105,071         112,994             104,510
          Diluted                                      116,764             111,117         115,306             110,663


* Restated to include ENVOY,Niehaus & Botha, SMG and Minerva which were acquired in 1999 in transactions accounted for as poolings of interests